SUB-ITEM 77I

MFS Commodity Strategy Fund, a series of MFS Series Trust XV (the "Trust"), established a new class of shares, Class R5 Shares, effective August 14, 2012, as described in the fund's prospectus contained in Post-Effective Amendment No. 49 to the Registration Statement of the Trust (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.